SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section l3 or l5(d) of the
                         Securities Exchange Act of l934

Date of Report (Date of earliest event reported) January 23, 1997


                             SLM INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

       Delaware                   34-0-19596                        13-36-32297
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  (State of other juris-         (Commission                    (I.R.S. Employer
diction of incorporation)        File Number)                Identification No.)


c/o Maska U.S., Inc., 9 Vose Farm Road, Peterborough, NH                   03458
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  (Address of principal executive offices)                           (Zip Code)


                                 (603) 924-6978
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              (Registrant's telephone number, including area code)


    30 Rockefeller Plaza,        New York, New York                       10112
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          (Former name or former address, if changed since last report)


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Item 5. Other Events.

     On January 23, 1997, the United States Bankruptcy Court for the District of Delaware confirmed the Plan of Reorganization (the "Plan") of SLM International, Inc. (the "Company"). The Plan provides for a significant de-leveraging of the Company's capital structure and the conversion of the majority of the Company's existing debt into one hundred percent of the equity of the reorganized entity (the "Reorganized Company") that will be issued upon the effective date of the Plan (the "Effective Date"). It is currently anticipated that the Effective Date will be in mid-March.

     Pursuant to the Plan, the Reorganized Company will issue an aggregate of
6.5 million shares of newly authorized common stock, $.01 par value (as adjusted to take account of fractional interests pursuant to the Plan) (the "New Common Stock"). The New Common Stock will be owned by Wellspring Associates, L.L.C., a New York-based private investment firm, and a group of insurance companies including The Equitable Life Assurance Society of the United States, Phoenix Home Life Mutual Insurance Company, The Northwestern Mutual Life Insurance Company and GE Capital Assurance Company.

     The Company's existing stockholders (holding 19,859,679 shares of the Company's old common stock, $.01 par value (the "Common Stock")), will receive a total of 300,000 five-year warrants (each a "Warrant" and collectively, the "Warrants") to purchase an aggregate of 300,000 shares of New Common Stock at an exercise price currently expected to be substantially above the initial value of the New Common Stock. Each holder of approximately 67 shares of Common Stock will receive one Warrant to purchase, for cash, one share of New Common Stock, exercisable at a price of approximately $16.92 per share (subject to adjustments for stock splits, stock dividends, recapitalization and similar transactions). It is currently anticipated that the New Common Stock will initially be valued at approximately $10 per share. No fractional Warrants will be issued to existing stockholders; each Warrant will be rounded up or down to the nearest whole number. The Warrants may be exercised beginning on the Effective Date and ending on the fifth anniversary of the Effective Date.

     In the event of the sale of the Reorganized Company for aggregate consideration of $140 million or more, each holder of a Warrant will be entitled to exchange its Warrant for $1.67, for each share of New Common Stock for which its Warrant is then exercisable. Assuming a value of $10 per share for the New Common Stock, the Reorganized Company would currently be valued at approximately $65 million.

     Following the Effective Date, the Reorganized Company expects that there will be approximately 20 to 30 holders of New Common Stock. The Reorganized Company does not intend to list the New Common Stock or the Warrants on NASDAQ or a stock exchange.


Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

          99.1 Press Release issued in English in Montreal, Quebec, Canada dated January 24, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SLM INTERNATIONAL, INC.
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                                             (Registrant)


                                        /s/ Russell David
                                        ------------------
                                            (Signature)
                                       Russell David
                                       Vice President, Finance


Date:  March 4, 1997


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                                  EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION

99.1 Press Release issued in English in Montreal, Quebec, Canada dated January 24, 1997.